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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Godfrey R. Sullivan, David F. Conte and Leonard R. Stern, jointly and severally, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the amendment to Registration Statement on Form S-1 of Splunk Inc. and any or all amendments (including post effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 162(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ GRAHAM V. SMITH Graham V. Smith	Director	July 13, 2012

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  Exhibit 24.1
POWER OF ATTORNEY